Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Witness Systems, Inc.:

We consent to the use of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports and financial statements and financial statement schedule appear in the Witness Systems, Inc. 2004 Annual Report on Form 10-K, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the final prospectus supplement filed pursuant to rule 424(b)(5) and in the registration statement on Form S-3 filed pursuant to rule 462(b).

/s/ KPMG LLP

Atlanta, Georgia
December 8, 2005

Independent Auditors’ Consent

The Board of Directors
Blue Pumpkin Software, Inc.:

We consent to the use of our report dated April 8, 2005, with respect to the consolidated balance sheet of Blue Pumpkin Software, Inc. and subsidiaries as of May 31, 2003, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the year ended May 31, 2003, the five month period ended May 31, 2002, and the year ended December 31, 2001, which report appears in Amendment No. 2 to the current report on Form 8-K/A of Witness Systems, Inc. dated April 13, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the final prospectus supplement filed pursuant to rule 424(b)(5) and in the registration statement on Form S-3 filed pursuant to rule 462(b).  Our report refers to a change in the Company’s accounting for goodwill in 2002.

/s/ KPMG LLP

Atlanta, Georgia
December 6, 2005